FIRST DEFINED SECTOR FUND

                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         This Investment Advisory and Management Agreement (the "Agreement") made this 15th day of December, 2000, by and between First Defined Sector Fund, a Massachusetts business trust (the "Company"), on behalf of each series (each a "fund" and collectively, the "funds") of the Company, and First Trust Advisors L.P. (the "Adviser"), an Illinois limited partnership.

         WHEREAS, the Company and the Adviser wish to enter into this Agreement setting forth the terms and conditions under which the Adviser will perform certain investment advisory and management services for the funds listed in Schedule A attached hereto, and be compensated for such services by the funds.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the Company and the Adviser hereby agree as follows:

SECTION 1.           INVESTMENT ADVISORY SERVICES.

         Section 1.1. During the Term (as such term is defined in Section 5 hereof) of this Agreement, the Adviser shall serve as the investment adviser (within the meaning of the Investment Advisers Act of 1940, as amended) of the funds. In such capacity, the Adviser shall render the following services and perform the following functions for and on behalf of the funds:

                   (a) Furnish continuous advice and recommendations to the funds with respect to the acquisition, holding or disposition of any or all of the securities or other assets which the funds may own or contemplate acquiring from time to time;

                   (b) Cause its officers to attend meetings and furnish oral or written reports, as the Company reasonably may request, in order to keep the Trustees and appropriate officers of the Company fully informed regarding the investment portfolios of the funds, the investment recommendations of the Adviser, and the considerations which form the basis for such recommendations; and

                   (c) Supervise the management of the fund's investments, including the purchase, sale, retention or lending of securities and other investments in accordance with the fund's investment objectives, policies and restrictions.

         Section 1.2. The services of the Adviser to the funds are not exclusive, and nothing contained herein shall be deemed or construed to prohibit, limit, or otherwise restrict the Adviser from rendering investment or other advisory services to any third person, whether similar to those to be provided to the funds hereunder or otherwise.

SECTION 2.           COMPENSATION OF ADVISER.

         Section 2.1. For its services hereunder, each fund shall pay the Adviser an annual fee (the "Fee") as set forth in Schedule B. The Fee will be computed daily and payable monthly in arrears based on average daily net assets.

         Section 2.2. Notwithstanding the provisions of Section 2.1 hereof, the amount of the Fee to be paid with respect to the first and last months of this Agreement shall be pro rated based on the number of calendar days in such quarter.

         Section 2.3. The Adviser may voluntarily waive Fees or reimburse expenses at any time. Any amounts waived or reimbursed by the Adviser are subject to reimbursement by the fund within the following three years, to the extent such reimbursement by the fund would not cause the fund to exceed any current expense limitation.

SECTION 3.           EXPENSES PAID BY THE ADVISER.

         Section 3.1. Subject to the provisions of Section 3.2 hereof, the Adviser shall pay the following expenses relating to the management and operation of the funds:

                   (a) All reasonable fees, charges, costs and expenses and all reasonable compensation of all officers and Trustees of the funds relating to the performance of their duties to the funds; provided, however, that the Adviser shall not pay any such amounts to any Outside Trustees (for purposes of this Agreement, an "Outside Trustee" is any Trustee of the Company who is not an "Interested Person," within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act")); and provided, further, that in the event that any person serving as an officer of the Company has both executive duties attendant to such office and administrative duties to the Company apart from such office, the Adviser shall not pay any amounts relating to the performance of such duties;

                   (b) All costs of office equipment and personnel necessary for and allocable to the performance of the obligations of the Adviser hereunder.

         Section 3.2. Except as provided in this Section, nothing contained in this Agreement shall be deemed or construed to impose upon the Adviser any obligation to incur, pay, or reimburse the funds for any other costs of or relating to the funds.

SECTION 4.           EXPENSES PAID BY THE FUNDS.

         Section 4.1. Except as provided in Section 3 hereof, the funds hereby assume and shall pay all fees, costs and expenses incurred by, or on behalf, or for the benefit of the funds, including without limitation:

                   (a)     All costs of any custodian or depository;

                   (b) All costs for bookkeeping, accounting, pricing and auditors' services;

                   (c) All costs of leased office space of or allocable to the funds within the offices of the Adviser or in such other place as may be mutually agreed upon between the parties from time to time;

                   (d) All costs of any transfer agent and registrar of interests of the funds ("Interests");

                   (e) All costs incurred by any Outside Trustee of the Company in connection with the performance of his duties relating to the affairs of the Company in such capacity as an Outside Trustee of the Company, and costs relating to the performance by any officer of the Company, performing duties on behalf of the funds apart from such office, all in accordance with Section 3.1 (a) hereof;

                   (f) All brokers' commissions and other costs incurred in connection with the execution of the funds' portfolio transactions;

                   (g) All taxes and other costs payable by or on behalf of the funds to federal, state or other governmental agencies;

                   (h) All costs of printing, recording and transferring certificates representing Interests;

                   (i) All costs in connection with the registration of the funds and the Interests with the Securities and Exchange Commission ("SEC"), and the continuous maintenance of the effectiveness of such registrations, and the registration and qualification of Interests of the funds under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the SEC and other authorities;

                   (j) All costs of preparing, printing and mailing prospectuses, statements of additional information and reports to holders of Interests;

                   (k) All costs of shareholders' and Trustees' meetings and of preparing, printing and mailing all information and documents, including without limitation all notices, financial reports and proxy materials, to holders of Interests;

                   (l) All costs of legal counsel for the Company and for Trustees of the Company in connection with the rendering of legal advice to or on behalf of the funds, including, without limitation, legal services rendered in connection with the funds' existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the funds have herein assumed whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Company, Trustees, or officers of the Company relating to the affairs of the funds, employees or agents of the funds;

                   (m) All costs of licenses to utilize trademarks, trade names, service marks or other proprietary interests;

                   (n) All costs associated with membership in trade associations; and

                   (o) All costs of filing annual and other reports with the SEC and other regulatory authorities.

         In the event that the Adviser provides any of the foregoing services or pays any of these expenses, the funds promptly shall reimburse the Adviser therefor.

SECTION 5.           TERM; TERMINATION.

         Section 5.1. This Agreement shall continue in effect, unless sooner terminated in accordance with the provisions of Section 5.2, for a period of two years beginning the date hereof, and shall continue in effect from year to year thereafter (collectively, the "Term"); provided, however, that any such continuation shall be expressly approved at least annually either by the Trustees, including a majority of the Trustees who are not parties hereto or Interested Persons of any such party, cast at a meeting called for the purpose of voting on such renewal, or the affirmative vote of a majority of the Outstanding Voting Securities (as such term is defined in Section 2(a)(42) of the 1940 Act) of the funds.

                   (a) Any  continuation  of this Agreement  pursuant to Section
         5.1 hereof shall be deemed to be specifically approved if such approval occurs:

                            (i) with respect to the first  continuation  hereof,
                  during the 60 days prior to and including the earlier of (A) the date specified herein for the termination of this Agreement in the absence of such approval, or (B) the second anniversary of the execution of this Agreement; and

                           (ii) with respect to any subsequent continuation hereof, during the 60 days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of this Agreement became effective; or

                          (iii) at such other date or time provided in or
                  permitted  by Rule 15a-2 under the 1940 Act.

         Section 5.2. This Agreement may be terminated at any time, without penalty, as follows:

                   (a) By a majority of the Trustees of the Company who are not parties hereto or Interested Persons of any such party, or by the affirmative vote of a majority of the Outstanding Voting Securities of the Company, upon at least 60 days' prior written notice to the Adviser at its principal place of business; and

                   (b) By the Adviser, upon at least 60 days' prior written notice to the Company at its principal place of business.

SECTION 6.           BROKERS AND BROKERAGE COMMISSIONS.

         Section 6.1. For purposes of this Agreement, brokerage commissions paid by the funds upon the purchase or sale of the funds' portfolio securities shall be considered a cost of securities of the funds and shall be paid by the funds in accordance with Section 4.1(e) hereof.

         Section 6.2. The Adviser shall place funds portfolio transactions with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, in terms of either that particular transaction or the overall responsibilities of the Adviser.

         Section 6.3. In placing portfolio business with broker-dealers for or on behalf of the funds, the Adviser shall seek the best execution of each such transaction, and all such brokerage placements shall be consistent with the Rules of Conduct of NASD Regulation, Inc. Notwithstanding the foregoing, the funds shall retain the right to direct the placement of all portfolio transactions for or on behalf of the funds, and, in furtherance thereof, the funds may establish policies or guidelines to be followed by the Adviser in its placement of the funds' portfolio transactions pursuant to the foregoing provisions. The Adviser shall report to the Trustees of the Company at least on a quarterly basis regarding the placement of the funds' portfolio transactions.

         Section 6.4. The Adviser shall not deal with any affiliate in any transaction hereunder in which such affiliate acts as a principal, nor shall the Adviser, in rendering services to the funds hereunder, execute any negotiated trade with any affiliate if execution thereof involves such affiliate's acting as a principal with respect to any part of an order for or on behalf of the funds.

SECTION 7.           ASSIGNMENT.

         This Agreement may not be assigned by either party hereto. This Agreement shall terminate automatically in the event of any assignment (as such term is defined in Section 2(a)(4) of the 1940 Act). Any attempted assignment of this Agreement shall be of no force and effect.

SECTION 8.           AMENDMENTS.

         This Agreement may be amended in writing signed by both parties hereto; provided, however, that no such amendment shall be effective unless approved by a majority of the Trustees of the Company who are not parties hereto or Interested Persons of any such party cast at a meeting called for the purpose of voting on such amendment and by the affirmative vote of a majority of the Outstanding Voting Securities of the funds.

SECTION 9.           LIABILITY.

         The Adviser, its partners, directors, officers, employees, and certain other persons performing specific functions for a fund will only be liable to the fund for losses resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of their obligations and duties under the Agreement.

SECTION 10.          SECTION 817(h) DIVERSIFICATION.

         The  Adviser is  responsible  for  compliance  with the  provisions  of
Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), applicable to each fund (relating to the diversification requirements applicable to investments in underlying variable annuity contracts).

SECTION 11.          GOVERNING LAW.

         This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois, without reference to the conflict of laws provisions thereof. In the event of any inconsistency between this Agreement and the 1940 Act, the 1940 Act shall govern, and the inconsistent provisions of this Agreement shall be construed so as to eliminate such inconsistency.

SECTION 12.          NON-LIABILITY OF CERTAIN PERSONS.

         The Declaration of Trust (the "Declaration") for the Company is on file with the Secretary of State of the Commonwealth of Massachusetts, and the Declaration was, and this agreement is, executed or made by or on behalf of the Company by the Trustees or officers and not individually. The obligations of the Declaration and this agreement are not binding upon any Trustee, officer or Shareholder of the Company individually and are binding only upon the assets and property of the Company.

SECTION 13.          USE OF ADVISER'S NAME.

         The Company may use the name "First Defined Sector Fund" and the Portfolio names listed in Schedule A or any other name derived from the name "First Trust" or "Nike Securities" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Company will cease to use any name derived from the name "First Trust" or "Nike Securities" or otherwise connected with Adviser, or with any organization which shall have succeeded to Adviser's business as investment adviser.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                      FIRST DEFINED SECTOR FUND

                                                      By ______________________

                                                        Name:  James A. Bowen
                                                        Title:  President



                                                      FIRST TRUST ADVISORS L.P.

                                                      By ______________________

                                                        Name:  Ronald McAlister
                                                        Title:  President


                                   SCHEDULE A

1.       First Trust Financial Services Portfolio

2.       First Trust Life Sciences Portfolio

3.       First Trust Technology Portfolio


                                   SCHEDULE B

                                                       FEE RATE
                                                    (based on average
                                                    daily net assets)
                                                    _________________
1.    First Trust Financial Services Portfolio           0.60%
2.    First Trust Life Sciences Portfolio                0.60%
3.    First Trust Technology Portfolio                   0.60%